UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 24, 2021, the Board of Directors of Selecta Biosciences, Inc., a Delaware corporation (the “Company”), approved an amendment to the Amended and Restated Bylaws of the Company (the “Amendment”). The Amendment, which was adopted effective September 24, 2021, changes the voting threshold required to pass an amendment to the Amended and Restated Bylaws of the Company from requiring the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon, to requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote thereon. A complete copy of the Company’s bylaws in effect following the approval by the Board of the Directors of the Amendment, is filed with this Current Report on Form 8-K as Exhibit 3.2.

Item 7.01 Regulation FD Disclosure.
On September 29, 2021, the Company filed an investigational new drug application with the U.S. Food and Drug Administration to conduct a Phase 1/2 clinical trial of its SEL-302 product candidate in pediatric patients with methylmalonic acidemia. SEL-302 is a combination therapeutic product candidate consisting of MMA-101, an adeno-associated viral vector-based gene therapy candidate, and SEL-110 (ImmTOR), an immune modulatory product candidate meant to ameliorate unwanted immunogenicity of MMA-101.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Selecta Biosciences, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: September 30, 2021	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer